EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
Revlon Employees' Savings, Investment and Profit Sharing Plan:

We consent to the incorporation by reference in the registration statement (No. 333-48871) on Form S-8 of Revlon, Inc. of our report dated June 25, 2021, with respect to the financial statements (and supplemental Schedule H, line 4i – schedule of assets (held at end of year)) of the Revlon Employees’ Savings, Investment and Profit Sharing Plan.

/s/ KPMG LLP
New York, New York
June 25, 2021